UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 23, 2012

MUSTANG ALLIANCES, INC.
(Exact name of Registrant as specified in its charter)

Nevada	333-148431	74-3206736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Mustang Alliances, Inc.
410 Park Avenue, 15th floor
New York, NY 10022
Fax: (212) 504-2800
 (Address of principal executive offices)

(888) 251-3422
(Registrant's Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2012, Mr. Mendel Mochkin resigned from his position as a director of the Board of Directors and as an officer of Mustang Alliances, Inc. (the "Registrant"). Mr. Mochkin's resignation did not result from any disagreement with us concerning any matter relating to the Registrant’s operations, policies or practices. We are providing Mr. Mochkin with a copy of this Current Report concurrent with this filing.  Should any subsequent communications with him regarding his decision to resign reveal any disagreement between him, on one hand, and the Registrant, on the other hand, the Board or any executive officer of the Registrant regarding our operations, policies or practices, we will amend this Report accordingly to disclose any such disagreement.

As a result of Mr. Mochkin's resignation, the Consultancy Agreement dated July 25, 2011 between the Company and Mr. Mochkin, was terminated in its entirety. The Company has agreed to indemnify Mr. Mochkin in connection with the lawsuit by George Sharp vs. Mustang Alliances, Inc. et al filed in the Superior court of the State of California, in San Diego County.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSTANG ALLIANCES, INC.

Date: August 27, 2012	By:	/s/Leonard Sternheim
	Name:	Leonard Sternheim
	Title:	President and Chief Executive Officer

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